SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):November 20, 1998

                                    HEI, Inc.

             (Exact name of Registrant as specified in its charter)

     Minnesota                      0-10078                     41-0944876
----------------------      ------------------------       --------------------
   (State or other                  (Commission              (I.R.S.Employer
   jurisdiction of                  File Number)             Identification No.)
   incorporation)

1495 Steiger Lake Lane Victoria, MN   55386
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(Address of principal executive offices)             (Zip Code)

 Registrant's telephone number, including area code: (612) 443-2500

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         (Former name or former address, if changed since last report.)


Item 5.        Other Events

On November 23, 1998, the Registrant issued the following press release:

HEI Appoints Fant as CEO

VICTORIA, MINNESOTA., November 23, 1998 - HEI, Inc. (Nasdaq: HEII) announced today the appointment of Anthony J. Fant, its Chairman, to succeed Eugene W. Courtney as Chief Executive Officer. Mr. Fant will also continue as Chairman. Mr. Courtney will continue to serve as a member of the board of directors. Additionally, Mr. Courtney will provide certain consulting services in an advisory role for a period of six months as part of this succession plan.


Mr. Fant said, "I look forward to the challenge of leading HEI in this time of opportunity for the Company. I am excited about the prospects I see for growth and diversification."


HEI is a Minnesota-based company specializing in the design and manufacture of ultraminiature microelectronic devices and high technology products incorporating those devices. The Company's stock trades on the Nasdaq National Market under the symbol HEII.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    HEI, INC.
                                                ---------------
                                                  (Registrant)

                                                By: /s/ Jerald H. Mortenson
                                                   ------------------------
                                                        Jerald H. Mortenson
                                                        Chief Financial Officer

Date: November 24, 1998